Exhibit 99.4

CASCADES INC.
OFFER TO EXCHANGE

Up to US$500,000,000 Aggregate Principal Amount of Newly Issued 7 3/4% Senior Notes due 2017	Up to US$250,000,000 Aggregate Principal Amount of Newly Issued 7 7/8% Senior Notes due 2020
For	For
a Like Principal Amount of Outstanding Restricted 7 3/4% Senior Notes due 2017 issued in December 2009	a Like Principal Amount of Outstanding Restricted 7 7/8% Senior Notes due 2020 issued in December 2009

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON 2010, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a prospectus, dated          , 2010, of Cascades Inc. (the “Company”) and the accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offer”) to exchange, upon the terms and subject to the conditions therein, its:

•	7 3/4% Senior Notes due 2017 (the “New 2017 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding restricted 7 3/4% Senior Notes due 2017 (the “Original 2017 Notes”); and

•	7 7/8% Senior Notes due 2020 (the “New 2020 Notes” and, together with the New 2017 Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all of the Company’s outstanding restricted 7 7/8% Senior Notes due 2020 (the “Original 2020 Notes” and, together with the Original 2017 Notes, the “Original Notes”).

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that:

(i) any Exchange Notes that the holder will acquire in exchange for Original Notes will be acquired in the ordinary course of business of the holder;

(ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to the holder;

(iii) the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) the holder is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for the holder’s own account; and

(v) the holder is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.

If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, it will represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

INSTRUCTION TO
BOOK ENTRY TRANSFER PARTICIPANT

To Participant of DTC:

The undersigned hereby acknowledges receipt of the prospectus, dated          , 2010 (the “Prospectus”) of Cascades Inc. (the “Company”), and the accompanying letter of transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange, upon the terms and subject to the conditions therein:

•	7 3/4% Senior Notes due 2017 (the “New 2017 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding restricted 7 3/4% Senior Notes due 2017 (the “Original 2017 Notes”); and

•	7 7/8% Senior Notes due 2020 (the “New 2020 Notes” and, together with the New 2017 Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all of the Company’s outstanding restricted 7 7/8% Senior Notes due 2020 (the “Original 2020 Notes” and, together with the Original 2017 Notes, the “Original Notes”).

Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original 2017 Notes held by you for the account of the undersigned is (fill in amount):

$     of the Original 2017 Notes.

The aggregate face amount of the Original 2020 Notes held by you for the account of the undersigned is (fill in amount):

$     of the Original 2020 Notes.

With respect to the Exchange Offer, we hereby instruct you (check appropriate statement):

A. ☐ TO TENDER the following Original Notes held by you for our account (insert principal amount of Original Notes to be tendered in an integral multiple of $1,000):

$      of the Original 2017 Notes, and not to tender other outstanding Original 2017 Notes, if any, held by you for our account; and/or

$     of the Original 2020 Notes, and not to tender other outstanding Original 2020 Notes, if any, held by you for our account;

OR

B. ☐	NOT TO TENDER any Original Notes held by you for our account.

If we instruct you to tender the Original Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

(i) any Exchange Notes that we will acquire in exchange for Original Notes will be acquired in the ordinary course of our business;

(ii) we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to us;

(iii) we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) we are not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for our own account; and

(v) we are not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the exchange offer.

If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Original Notes, we represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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